UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RTTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On April 16, 2020, Ritter Pharmaceuticals, Inc. (the “Company”), issued a press release announcing that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective its Registration Statement on Form S-4 relating to its previously announced proposed merger with Qualigen, Inc. (“Qualigen”) pursuant to the Agreement and Plan of Merger, dated as of January 15, 2020, as amended, by and among the Company, RPG28 Merger Sub, Inc., and Qualigen.

The special meeting of the Company’s stockholders to vote on certain matters related to the proposed merger will be held virtually on May 14, 2020, at 9:00 a.m., Pacific Time. As described in the proxy materials for the special meeting, the Company’s stockholders of record as of the close of business on March 26, 2020, which is the record date for the special meeting, will be entitled to participate in the special meeting by visiting www.virtualshareholdermeeting.com/RTTR2020.

A copy of the Press Release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Important Additional Information Filed with the SEC

On February 4, 2020, the Company filed a registration statement on Form S-4 with the SEC that included a joint proxy and consent solicitation statement/prospectus. The Form S-4 was declared effective on April 9, 2020. A definitive joint proxy and consent solicitation statement/prospectus was filed with the SEC on April 9, 2020 and mailed to the stockholders of the Company and Qualigen on or about April 9, 2020. Each party may file other documents with the SEC in connection with the merger. INVESTORS AND STOCKHOLDERS OF THE COMPANY AND QUALIGEN ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY, QUALIGEN, THE MERGER AND RELATED MATTERS. Investors and stockholders may obtain free copies of the documents filed with the SEC through the website maintained by the SEC at www.sec.gov. Investors and stockholders may also obtain free copies of the documents filed by the Company with the SEC by contacting the Company by mail at Ritter Pharmaceuticals, Inc., 1880 Century Park East, Suite 1000, Los Angeles, CA 90067, Attention: John Beck. Investors and stockholders are urged to read the definitive proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and Qualigen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger is included in the joint proxy and consent solicitation statement/prospectus referred to above. Additional information about the Company’s directors and executive officers is included in the Company’s definitive proxy statement filed with the SEC on April 26, 2019. These documents are available free of charge at the SEC website (www.sec.gov) and from the Corporate Secretary of the Company at the address above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1

Press Release, dated April 16, 2020, entitled “Ritter Pharmaceuticals, Inc. Announces Form S-4 Registration Statement Declared Effective by SEC – Special Meeting of Ritter Pharmaceuticals, Inc. Stockholders to Vote on Proposed Merger Scheduled for May 14, 2020”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Ritter
Name:	Andrew J. Ritter
Title:	Chief Executive Officer

Date: April 16, 2020